UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 28, 2007, the Board of Directors of Kintera, Inc. (the “Company”) approved a restructuring plan proposed by management and announced on March 29, 2007. The Company is undertaking the restructuring in order to address and strengthen its financial results in future periods by focusing on its core social CRM business, which provides technology for constituent engagement, donor management and fund accounting, and by increasing efficiencies within core operations.

The restructuring plan includes the termination of approximately 16% of the Company’s workforce and the exit of certain lines of business. Total costs associated with the restructuring are estimated to be $2.4 million, which includes costs associated with severance for the terminated workforce as well as the impairment of intangible assets and the acceleration of depreciation of fixed assets. The severance and related costs of termination will be $1.1 million, including approximately $500,000 payable to current directors as described in Item 5.02 below, and will result in cash expenditures over 2007 and 2008. The impairment of intangible assets and the acceleration of depreciation on fixed assets will be $1.3 million, and will not result in cash expenditures.

Item 2.06 Material Impairments.

As described under Item 2.05 in this Current Report on Form 8-K, on March 28, 2007, the Board of Directors of the Company approved a restructuring plan proposed by management and announced on March 29, 2007. The impairment of intangible assets and the acceleration of depreciation on fixed assets associated with the restructuring will be $1.3 million, and will not result in cash expenditures. Please see Item 2.05 for more information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 2, 2007, following negotiations between an independent committee of the Board of Directors and the founders who continue to serve on the Board of Directors, the Company agreed to the principle economic terms of severance arrangements for Dr. Harry E. Gruber, former Chief Executive Officer of the Company, who will remain on the board of directors of the Company, and Dennis Berman, former Executive Vice President of the Company who will be leaving the board of directors in July, consistent with terms outlined in principle before they resigned their positions, including the execution of mutual general releases of claims. The severance arrangements with Dr. Gruber and Mr. Berman will have a total cost of approximately $500,000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Kintera, Inc. issued on March 29, 2007.

99.2	Press Release of Kintera, Inc. issued on May 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTERA, INC.

Date: May 8, 2007	/s/ Richard Davidson
Richard Davidson
Chief Financial Officer

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